MORRISON & HECKER L.L.P.
                                Attorneys at Law

                                2600 Grand Avenue
                              Kansas City, Missouri
                                   64108-4606
                            Telephone (816) 691-2600
                             Telefax (816) 474-4208


                               January 24, 2000

PNC Mortgage Acceptance Corp.
210 West 10th Street, 6th Floor
Kansas City, Missouri 64105

        Re: Mortgage Pass-Through Certificates

Ladies and Gentlemen:

        We have acted as counsel for PNC Mortgage Acceptance Corp., a Missouri corporation (the "Registrant"), in connection with the registration statement on Form S-3 (the "Registration Statement") and the Prospectus and form of Prospectus Supplement forming a part thereof (collectively, the "Prospectus") being filed by the Registrant on or about the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Act"). The Registration Statement covers Commercial Mortgage Pass-Through Certificates ("Certificates") to be sold by the Registrant in one or more series (each, a "Series"). Each Series of Certificates will be more particularly described in a supplement to the Prospectus (each, a "Supplement"). Each Series of Certificates will be issued under a pooling and servicing agreement (each, a "Pooling and Servicing Agreement") between the Registrant and a master servicer, a trustee and possibly a special servicer and a fiscal agent to be identified in the Supplement for such Series of Certificates. A form of Pooling and Servicing Agreement is included as an exhibit to the Registration Statement. Capitalized terms used and not otherwise defined herein have the respective meanings given them in the Registration Statement or the Accord identified in the following paragraph.

        This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith. The opinions expressed herein are given only with respect to the present status of the substantive laws of the state of New York (not including the choice-of-law rules under New York law) and the federal laws of the United States of America. We express no opinion as to any matter arising under the laws of any other jurisdiction.

        In rendering the opinions set forth below, we have examined and relied on the following: (1) the Registration Statement and the Prospectus and the form of Prospectus Supplement included therein; (2) the form of Pooling and Servicing Agreement included as an exhibit to the Registration Statement; and (3) such other documents, materials, and authorities as we have deemed necessary in order to enable us to render our opinions set forth below.

        In rendering this opinion, we have assumed that the Pooling and Servicing Agreement with respect to each Series of Certificates is executed and delivered substantially in the form included as Exhibit 4.1 to the Registration Statement and that the transactions contemplated to


  Washington, D.C. / Phoenix, Arizona / Overland Park, Kansas / Wichita, Kansas

PNC Mortgage Acceptance Corp.
January 24, 2000
Page 2


occur under the Registration Statement and such Pooling and Servicing Agreement with respect to such Series of Certificates in fact occur in accordance with the terms thereof.

        Based on and subject to the foregoing and other qualifications set forth below, we are of the opinion that:

1. when a Pooling and Servicing Agreement for a Series of Certificates has been duly and validly authorized, executed and delivered by the Registrant and the servicer, the trustee and, if applicable, the special servicer and the fiscal agent for such Series, such Pooling and Servicing Agreement will constitute a valid and legally binding agreement of the Registrant, enforceable against the Registrant in accordance with its terms.

2. when (a) a Pooling and Servicing Agreement for a Series of Certificates has been duly and validly authorized, executed and delivered by the Registrant and the servicer, the trustee and, if applicable, the special servicer and the fiscal agent for such Series, (b) the Mortgage Loans and other consideration constituting the Trust Fund for the Series have been deposited with the trustee, (c) the Certificates of such Series have been duly executed, authenticated, delivered and sold as contemplated in the Registration Statement and (d) the consideration for the sale of such Certificates has been fully paid to the Registrant, such Certificates will be legally and validly issued, fully paid and nonassessable, and the duly registered holders of such Certificates will be entitled to the benefits of such Pooling and Servicing Agreement.

        The General Qualifications apply to the opinions set forth in paragraphs 1and 2 above, and in addition, such opinions are subject to the qualification that certain remedial, waiver and other similar provisions of a Pooling and Servicing Agreement for a Series of Certificates or of the Certificates of such Series may be rendered unenforceable or limited by applicable laws, regulations or judicial decisions, but such laws, regulations and judicial decisions will not render such Pooling and Servicing Agreement or such Certificates invalid as a whole and will not make the remedies available thereunder inadequate for the practical realization of the principal benefits intended to be provided thereby, except for the economic consequences of any judicial, administrative or other delay or procedure which may be imposed by applicable law.

        We hereby consent to the filing of this letter as an Exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement. We also consent to the incorporation by reference of this letter in a registration statement, if any, relating to the Registration Statement filed by the Registrant pursuant to Rule 462(b) of the Act. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                            Very truly yours,

                                            MORRISON & HECKER L.L.P.

                                            /s/ Morrison & Hecker L.L.P.